UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kevin Appelbaum as President, Chief Executive Officer and Director

On June 7, 2022, Better Therapeutics, Inc. (the “Company”) and Kevin Appelbaum agreed that Mr. Appelbaum shall cease serving as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) effective as of July 5, 2022 (the “Effective Date”).

The Company also entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Appelbaum, pursuant to which, following the Effective Date, Mr. Appelbaum will be eligible to receive the following, subject to the execution of an effective release of claims against the Company and its affiliates and continued compliance with applicable restrictive covenants: (i) 12 months’ base salary continuation, (ii) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Appelbaum had he remained employed by the Company for up to 12 months from the Effective Date and (iii) immediate vesting of certain outstanding stock-based equity awards, in each case beginning on the Effective Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Frank Karbe as President, Chief Executive Officer and Director

On June 7, 2022, the Company entered into an employment agreement with Frank Karbe (the “Karbe Employment Agreement”) to appoint him as President and Chief Executive Officer of the Company effective as of July 5, 2022. In addition, on June 8, 2022, the Board appointed Mr. Karbe as a Class II director to the Board effective as of the Effective Date, to fill the vacancy created by Mr. Appelbaum’s departure and to hold office until the 2023 annual meeting of stockholders, or until his earlier resignation or removal.

Mr. Karbe, 54, previously served as the Principal Financial and Accounting Officer of Myovant Sciences Ltd. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant Sciences, Inc.’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform, where he was responsible for leading the operational and financial functions. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. During his tenure at Exelixis, Mr. Karbe was responsible for leading the finance organization, internal and external communications, business development, information technology, corporate strategy and various other operational functions. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe has served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 and Arbutus Biopharma Corporation from 2010 to 2018, and currently serves as a director of Phantom Pharmaceuticals, Inc. Mr. Karbe received his Diplom-Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany.

There are no arrangements or understandings between Mr. Karbe and any other person pursuant to which he was appointed as a director, President, Chief Executive Officer and principal executive officer, and there are no transactions between Mr. Karbe and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Karbe Employment Agreement, Mr. Karbe is entitled to receive an initial annual base salary of $500,000 and is eligible to receive an annual performance bonus with a target annual bonus amount of 50% of his annual base salary. Mr. Karbe’s bonus for 2022 will be pro-rated based on the Effective Date and length of Mr. Karbe’s employment with the Company during 2022.

Further, the Board approved the grant to Mr. Karbe as of the Effective Date of (i) a time-based option to purchase 472,200 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), with 25% of the option shares vesting on the first anniversary of the Effective Date and the balance vesting in equal monthly installments over the next three years, subject to his continued employment with the Company through each vesting date, (ii) a performance-based option to purchase 708,300 shares of Common Stock, vesting upon the satisfaction of both a time-based vesting condition and certain performance-based vesting conditions, and (iii) a performance-based option to purchase 472,200 shares of Common Stock, vesting upon the achievement of certain performance milestones (the “Supplemental Performance Option”). Upon a “change in control”, as defined in the Karbe Employment Agreement, subject to Mr. Karbe’s continued employment through such date, all unvested and outstanding performance-based equity awards (other than the Supplemental Performance Option) will immediately accelerate and become fully vested and exercisable as of such date, and the Supplemental Performance Option shall be immediately forfeited as of such date.

In addition, pursuant to the Karbe Employment Agreement, if (i) Mr. Karbe’s employment is terminated without “cause”, or (ii) he resigns for “good reason”, in each case outside of the “change in control period”, as each term is defined in the Karbe Employment Agreement, Mr. Karbe will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (A) continuation of his then current base salary for a period of 12 months following his termination of employment, (B) his full target bonus for the then-current year, payable over 12 months, (C) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Karbe had he remained employed by the Company for up to 12 months and (D) acceleration of vesting of 25% of his then-outstanding and unvested time-based equity awards and vesting of any performance-based awards for which performance milestones or conditions are achieved within six months of such termination date.

If (1) Mr. Karbe’s employment is terminated without “cause” or (2) he resigns for “good reason”, in each case within the “change in control period”, in lieu of the benefits described above, Mr. Karbe will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (a) a lump sum payment equal to two times his then current annual base salary, (b) a lump sum payment equal to two times his full then-current target annual bonus opportunity for the then-current year (or his target bonus in effect immediately prior to the change in control, if higher), (c) monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Karbe had he remained employed by the Company for up to 24 months and (d) 100% acceleration of vesting of then-outstanding and unvested equity awards (other than the Supplemental Performance Option).

The foregoing summary of the Karbe Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of stockholders (the “Annual Meeting”) of the Company was held in a virtual-only format on June 9, 2022 at 9:00 a.m., Pacific Time via live webcast. Proxies were solicited pursuant to the Company’s proxy statement filed on April 27, 2022 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. As of April 14, 2022, the record date for the Annual Meeting, the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting was 23,606,693. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 16,388,754, representing 69% of the total number of shares of Common Stock entitled to vote at the Annual Meeting. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect two Class I director nominees to the Board, each to hold office until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal, and (ii) to ratify the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The voting results reported below are final.

The following is a summary of the matters voted on at the Annual Meeting.

Proposal 1 – Election of Directors

Dr. Richard Carmona and David Perry were duly elected to the Company’s Board as Class I directors. The results of the election were as follows:

CLASS I DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Dr. Richard Carmona	13,352,365	1,784,704	1,251,685
David Perry	13,952,649	1,184,420	1,251,685

Proposal 2 – Ratify the Selection of Independent Registered Public Accounting Firm

The selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
16,344,147	38,683	5,924

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release by and among Better Therapeutics, Inc., Better Therapeutics OpCo, Inc., Kevin Appelbaum and other parties listed thereto, effective as of July 5, 2022

10.2	Employment Offer Letter by and among Better Therapeutics, Inc., Better Therapeutics OpCo, Inc., and Frank Karbe, effective as of July 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: June 13, 2022	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Chief Financial Officer